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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Conexant Systems, Inc. on Form S-3 for the Conexant Systems, Inc. 1998 Stock Option Plan (the Plan), of our report dated November 4, 1998 on the combined financial statements and financial statement schedule of the semiconductor systems business of Rockwell International Corporation, appearing in the Registration Statement on Form 10 (File No. 000-24923), as amended, of Conexant Systems, Inc. We also consent to the reference to us under the heading "Experts" in the Prospectus included in the Registration Statement on Form S-3.

DELOITTE & TOUCHE LLP

Costa Mesa, California
December 31, 1998